As filed with the Securities and Exchange Commission on February 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Once Upon a Farm, PBC

(Exact name of registrant as specified in its charter)

Delaware	47-3648280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

950 Gilman Street, Suite 100 Berkeley, CA	94710
(Address of Principal Executive Offices)	(Zip Code)

Once Upon a Farm, PBC 2026 Omnibus Incentive Plan

Once Upon a Farm, PBC 2026 Employee Stock Purchase Plan

(Full title of the plan)

Genevieve Kelly

2111 San Pablo Avenue, Suite 2216

Berkeley, CA 94702

(Name and address of agent for service)

(888) 983-1606

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C.

Robert E. Goedert, P.C.

Ashley Sinclair

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional aggregate 3,919,452 shares of common stock, $0.0001 par value per share (“Common Stock”), of Once Upon a Farm, PBC (the “Registrant”), which have been authorized and reserved for issuance under the Once Upon a Farm, PBC 2026 Omnibus Incentive Plan (the “2026 Omnibus Plan”) and the Once Upon a Farm, PBC 2026 Employee Stock Purchase Plan (together with the 2026 Omnibus Plan, the “Plans”), and which were inadvertently omitted from the Registrant’s registration statement on Form S-8 relating to the Plans, previously filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2026 (File No. 333-293319) (the “Prior Registration Statement”). Pursuant to General Instruction E of Form S-8, the Prior Registration Statement is incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Once Upon a Farm, PBC (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 9, 2026).

4.2	Bylaws of Once Upon a Farm, PBC (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 9, 2026).

4.3	Once Upon a Farm, PBC 2026 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 9, 2026).

4.4	Once Upon a Farm, PBC 2026 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 9, 2026).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature page of this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on February 9, 2026.

Once Upon a Farm, PBC

By:	/s/ John Foraker
John Foraker
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being a director or officer of Once Upon a Farm, PBC, hereby constitutes and appoints John Foraker, Lawrence Waldman, and Genevieve Kelly, and each of them, either of whom may act without the joinder of the other, as such person’s true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to execute this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the above Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John Foraker John Foraker	Chief Executive Officer and Chair (Principal Executive Officer)	February 9, 2026

/s/ Lawrence Waldman Lawrence Waldman	Chief Financial Officer (Principal Financial Officer)	February 9, 2026

/s/ Chris Folena Chris Folena	Chief Accounting Officer (Principal Accounting Officer)	February 9, 2026

/s/ Dara Bazzano Dara Bazzano	Director	February 9, 2026

/s/ Megan Bent Megan Bent	Director	February 9, 2026

/s/ Cassandra Curtis Cassandra Curtis	Director	February 9, 2026

/s/ Jennifer Garner Jennifer Garner	Director	February 9, 2026

/s/ Jared Jacobs Jared Jacobs	Director	February 9, 2026

/s/ Lawrence Peiros Lawrence Peiros	Director	February 9, 2026

/s/ Walter Robb Walter Robb	Director	February 9, 2026

/s/ Brett Thomas Brett Thomas	Director	February 9, 2026